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                                                                Exhibit 10.502

                                    EXHIBIT A

                               CHIRON CORPORATION

                       2000-1 FORM STOCK OPTION AGREEMENT

     A. MANNER OF EXERCISING OPTION.

          1. To the extent exercisable under the Grant Notice and this Agreement, this Option may be exercised before the Expiration Date set forth in the Grant Notice (or earlier termination of this Option) by delivering written notice in such form and to such person as the Corporation specifies. The exercise date will be the date that this notice is delivered ("Exercise Date"). The Option holder must furnish such documentation as the Corporation may request to verify that such person has the right to exercise this Option. The holder of this Option will not have any stockholder rights with respect to the Option Shares until such person has exercised the Option, paid the Exercise Price and become a holder of record of the purchased shares.

          2. Upon exercise, the Optionee must pay the full Exercise Price to the Corporation in one or more of the following forms: cash, shares of Common Stock of the Corporation held by the Option holder for the requisite period to avoid a charge to the Corporation's earnings and valued as of the Exercise Date, or delivery in a manner approved by the Corporation of irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Exercise Price. In order to assist in the acquisition of shares of Common Stock pursuant to this Agreement, the Committee may (but is not required to) authorize the extension of a loan to Optionee from the Corporation, the payment by Optionee of the Exercise Price in installments, or a guarantee by the Corporation of a loan obtained by Optionee from a third party.

          3. For purposes of this Option, Fair Market Value of a share of Common Stock on any date will be determined under the terms of the Plan, which, as long as the Common Stock is traded on the NASDAQ system and the Committee administering the Plan does not determine otherwise, will be the average of the high and low price of one share of Common Stock during NASDAQ's regular trading session, as determined by the Committee using such publicly available sources as it may specify.

     B. TERMINATION. If the Optionee's employment terminates before the Expiration Date, this Option will expire early and cease to be exercisable in accordance with the following provisions. For purposes of these provisions, the term "employment" includes service as an employee, an independent contractor or a consultant for the Corporation or a parent or subsidiary entity.

               a. If  Optionee  terminates  employment  other  than by reason of
Retirement, death, a disability that qualifies for benefits under the Corporation's long-term disability program, or Cause (each as defined below) during the option term, this Option will terminate on the earlier of the Expiration Date or 3 months after the date of termination of employment. For purposes of this paragraph B, an employee who goes on an approved disability leave will be deemed to have terminated employment on the earlier of the end of such leave (if Optionee has not returned to employment with the Corporation on or before the end of such leave) or one year after the beginning of the leave.

               b. If Optionee terminates employment by Retirement during the option term, this Option will terminate on the earlier of the Expiration Date or 36 months after such termination of employment. Retirement means termination of employment by an employee (by reason other than death or Cause) after all of the following has occurred (i) the Optionee has completed 5 or more years of continuous employment, (ii) the Optionee has attained age 55 and (iii) the sum of the Optionee's age in full years and full years of employment equals at least 65.

               c. If Optionee takes an approved disability leave during the option term and qualifies for benefits under the Corporation's long-term disability insurance program (but not for Retirement), the Option will terminate on the earlier of the Expiration Date or 36 months after the start of the leave

               d. If Optionee is on an approved leave of absence without pay, each Vesting Date (i.e., each date on which Optionee would otherwise become eligible to exercise this option for the initial or additional number of shares if he or she is then still employed by the Corporation) shall be deferred by the number of days of such unpaid leave (in excess of 31 in the case of a personal leave), provided that in the case of a leave during which Optionee has a statutory or contractual right to reemployment for some period, vesting shall be deferred by the number of days by which such leave extends beyond the date of lapse of such right.

               e. If Optionee dies while this Option is outstanding, the person or entity who succeeds to this Option will have the following period to exercise this Option: (i) if Optionee is employed by the Corporation at the time of death, the 36 month period following the date of death, (ii) if Optionee terminated employment before death by reason other than Retirement, Cause or disability that qualifies for benefits under the Corporation's long-term disability program, the 12 month period following the date of death or (iii) if Optionee terminated employment before death by reason of Retirement or disability that qualifies for benefits under the Corporation's long term disability program, 36 months after the date of such Retirement or, in the case of a qualifying disability, the start of the disability leave. However, in no event can this Option be exercised after the Expiration Date.

               f. After Optionee's termination of employment, this Option cannot be exercised for more than that number of Option Shares (if any) for which it is exercisable on the date of such termination, provided that, if termination occurs by reason of death or Retirement (including termination by reason of disability AFTER becoming eligible for Retirement), then during the 36 month period of limited exercisability following such termination of employment the Option will continue to vest and become (and



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remain)  exercisable  as if the Optionee  continued  as an employee  during such period. Upon the expiration of any applicable limited period of exercise or (if earlier) upon the Expiration Date, this Option will terminate and cease to be outstanding.

               g. Notwithstanding any provision of this Agreement to the contrary, if Optionee's employment is terminated for Cause or if, during any limited period of exercisability following termination of employment by reason of Retirement or disability that qualifies for benefits under the Corporation's long-term disability program, Optionee engages in any activity which would justify termination for Cause, then this Option will terminate and cease to be outstanding on the date of such termination of employment or, if such activity occurs after termination of employment, the date the Optionee engages in such activity. For purposes of this Agreement, Cause includes, but is not be limited to, (i) any act of dishonesty, willful misconduct, fraud or embezzlement, committed while an employee or which is against the Corporation, its parent or one of its subsidiaries (the "Companies") or (ii) any unauthorized disclosure of confidential information or trade secrets of any of the Companies (whether or not in violation of any confidentiality agreement). If any provision of this paragraph contravenes or is invalid under the applicable laws of any state, this entire paragraph will not be invalidated, but will be construed and enforced insofar as the laws of that state are concerned as not containing the particular provision or provisions that is invalid in that state.

     C. CHANGE IN CONTROL. If the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of sale, merger, reorganization or liquidation then this Option, to the extent not previously exercised or terminated, may be exercised, immediately before the consummation of such sale, merger, reorganization or liquidation with respect to all the shares of Common Stock purchasable under this Option. However, no such acceleration will occur if the agreement requires that each outstanding option will be either assumed by the successor corporation or its parent or replaced with a comparable option to purchase shares of capital stock of the successor corporation or parent thereof. The Committee will determine such comparability, and its determination will be final, binding and conclusive. Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, this Option, whether or not accelerated, will terminate and cease to be exercisable, unless assumed pursuant to a written agreement by the successor corporation or parent thereof. This Agreement does not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     D. ADJUSTMENT IN OPTION SHARES. If there is a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will be made to (i) the total number and/or class of securities subject to this Option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     E. LIMITED TRANSFERABILITY. This Option cannot be transferred or assigned other than by will or by the laws of descent and distribution and, during Optionee's lifetime, can only be exercised by Optionee, unless and to the extent that this Option is originally designated a Non-Statutory Option, in which case, subject to such limitations as the Company may establish from time to time for administrative and regulatory compliance reasons (including continued eligibility of Registration Form-S-8), this Option may be assigned by Optionee by gift or pursuant to a domestic relations order to one or more of Optionee's family members or an entity owned, benefiting or controlled by the Optionee or one or more of Optionee's family members. Notwithstanding the foregoing, the Optionee may also designate a beneficiary to whom this Option will automatically be transferred if still outstanding upon the Optionee's death. The terms of this Option are binding upon the executors, administrators, successors and assigns of the Optionee.

     F. COMPLIANCE WITH PLAN, LAWS AND REGULATIONS. The exercise of this Option and the issuance of the Option Shares upon such exercise is subject to the terms of the Plan and compliance by the Corporation and Optionee with all applicable laws and with all applicable regulations of any stock exchange on which the Common Stock is listed for trading at the relevant time. If the Corporation cannot obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of Common Stock pursuant to this Option, the Corporation will not have any liability with respect to the failure to issue the Common Stock as to which such approval is not obtained.

     G. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. If this Option is designated an Incentive Option in the Grant Notice, the following terms and conditions will also apply to the grant:

               a. This Option will not qualify for favorable tax treatment as an Incentive Option to the extent that it is exercised: (A) more than 3 months after the date Optionee ceases to be an employee for any reason other than death or permanent and total disability or (B) more than 12 months after the date Optionee ceases to be an employee by reason of permanent and total disability. For this purpose (i) permanent and total disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and (ii) an employee on a leave of absence will be deemed to have terminated employment on the 91st day after the employee no longer has a contractual or statutory right to reemployment.

               b. To the extent that the aggregate Fair Market Value of the stock for which options intended to be Incentive Options first become exercisable during any calendar year (under this Plan or any other plan of the Corporation or any parent or subsidiary and whether by reason of initial installment exercisability or acceleration of exercisability upon a Change in Control) would exceed $100,000 in the aggregate, the options shall not qualify as Incentive Options, but shall be exercisable as Non-Statutory Options. The foregoing limit will be applied by taking into account options in the order in which they were granted.

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